                                                                    Exhibit 12.1



                  COAXIAL COMMUNICATIONS OF CENTRAL OHIO, INC.
                      RATIOS OF EARNINGS TO FIXED CHARGES




                                                          NINE MONTHS ENDED
                                                            SEPTEMBER 30,                      YEAR ENDED DECEMBER 31,
                                                          ----------------         -------------------------------------------------
                                                          1998        1997         1997      1996     1995      1994      1993
                                                          ----        ----         ----      ----     ----      ----      ----

Pre-tax income (loss) from continuing operations       $ 3,036      $ 9,560      $ 12,583   $17,461  $ 17,095  $ 16,488  $ 14,350

Total fixed charges                                      3,703        4,343         5,731     5,780     5,428     2,909     2,133
                                                       -------      -------      --------   -------  --------  --------  --------
Earnings                                               $ 6,739      $13,903      $ 18,314   $23,241  $ 22,523  $ 19,397  $ 16,483
                                                       =======      =======      ========   =======  ========  ========  ========

Fixed Charges:
        Interest                                       $ 3,114      $ 3,838      $  5,047   $ 5,159  $  4,803  $  2,562  $  1,988
        Amortization of loan acquisition costs             488          409           549       507       508       223        24
        Interest Element of Rental Expense                 101           96           135       114       117       124       121
                                                       -------      -------      --------   -------  --------  --------  --------
Total of Fixed Charges                                 $ 3,703      $ 4,343      $  5,731   $ 5,780  $  5,428  $  2,909  $  2,133
                                                       =======      =======      ========   =======  ========  ========  ========

Ratio of Earnings to Fixed Charges                        1.81         3.20          3.19      4.02      4.14      6.66      7.72
                                                       =======      =======      ========   =======  ========  ========  ========


                              PHOENIX ASSOCIATES
                      RATIOS OF EARNINGS TO FIXED CHARGES




                                                          NINE MONTHS ENDED
                                                            SEPTEMBER 30,                          YEAR ENDED DECEMBER 31,
                                                          ----------------         -------------------------------------------------
                                                          1998        1997         1997      1996     1995      1994      1993
                                                          ----        ----         ----      ----     ----      ----      ----

Pre-tax income (loss) from continuing operations       $(9,667)     $(8,982)     $(12,183)  $(12,596) $ (12,481) $ (7,247) $ (7,050)

Total fixed charges                                     10,246       10,323        13,882     14,526     14,386     9,061     8,590
                                                       -------      -------      --------    -------   --------  --------  --------
Earnings                                               $   579      $ 1,341      $  1,699   $  1,930  $   1,905  $  1,814  $  1,540
                                                       =======      =======      ========    =======   ========  ========  ========

Fixed Charges:
        Interest                                       $10,194      $10,323      $ 13,882   $ 14,526 $   14,386  $  8,872  $  8,415
        Amortization of loan acquisition costs              52          -             -         -          -          189       175
                                                       -------      -------      --------    -------   --------  --------  --------
Total of Fixed Charges                                 $10,246      $10,323      $ 13,882   $ 14,526 $   14,386  $  9,061  $  8,590
                                                       =======      =======      ========    =======   ========  ========  ========

Coverage Deficiency in Earnings to cover Fixed         $(9,667)    $ (8,982)     $(12,183)  $(12,596)$  (12,481) $ (7,247) $ (7,050)
       Charges                                         =======      =======      ========   ========   ========  ========  ========


                                                                    Exhibit 12.1

             COMBINED PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES



                                                           NINE MONTHS             YEAR
                                                              ENDED                ENDED
                                                           SEPTEMBER 30,         DECEMBER 31,
                                                          --------------       --------------
                                                              1998                 1997
                                                              ----                 ----

Pro forma pre-tax income from continuing operations-
 Coaxial                                                    $ 6,839              $ 11,294

Pro forma pre-tax income (loss) from continuing
 operations - Phoenix                                        (8,313)               (9,768)

Total pro forma fixed charges                                11,057                14,665
                                                            -------              --------
Earnings                                                    $ 9,583              $ 16,191
                                                            =======              ========

Pro forma fixed Charges
        Interest                                            $10,540              $ 14,012
        Amortization of loan acquisition costs                  416                   518
        Interest Element of Rental Expense                      101                   135
                                                            -------              --------
Total pro forma fixed charges                               $11,057              $ 14,665
                                                            =======              ========

Pro forma Ratio of earnings to fixed charges                  N/A                  1.1
                                                            =======              ========

Pro forma coverage deficiency in earnings to
 cover fixed charges                                        $(1,474)               N/A
